Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Supplement dated July 20, 2022 to the Prospectus dated May 1, 2022, included in this Post-Effective Amendment No. 35 to the Registration Statement (Form N-4, File No. 333-149449) of Lincoln New York Account N for Variable Annuities (the “Registration Statement”). We also consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information dated April 14, 2022, incorporated by reference in this Registration Statement.

We also consent to the use of our reports (1) dated March 31, 2022, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (2) dated April 13, 2022, with respect to the financial statements of each of the subaccounts within Lincoln New York Account N for Variable Annuities, for the year ended December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 20, 2022